10.6

SUN RIVER ENERGY, INC.
UNSECURED CONVERTIBLE PROMISSORY NOTE

Amount: $235,958.19	Dallas, Texas	Effective Date: September 13, 2012

 Due Date: March 13, 2013

FOR VALUE RECEIVED, Sun River Energy, Inc., a Colorado corporation ("Maker") promises to pay to the order of Tom Schaefer ("Payee") at such address in Dallas, Texas, as set forth below or as the holder of this Note may designate from time to time in writing to Maker, the principal sum of Two Hundred Thirty-FiveThousand Nine Hundred Fifty-eight and 19/100 DOLLARS ($235,958.19) together with interest thereon from the date hereof at the rate of four percent (4%) per annum, payable as hereinafter provided.  The accrued interest on the outstanding principal balance will be calculated on a 365-day year.

All principal, accrued and unpaid interest and other amounts owing from Maker hereunder (collectively, the “Outstanding Balance”) shall be due and payable on March13, 2013, however if on March13, 2013 the Maker has negative working capital as reflected in its SEC filings then the Note is automatically extended to September13, 2013 (the “Due Date”).

Maker shall have the right to prepay this Note in whole or in part at any time without penalty or premium, upon 10 days written notice to Payee and subject to Payee’s right to convert as set forth below.

All amounts paid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance, if any, to principal.  In the event of default, all past due principal and interest on this Note shall bear interest at the maximum rate permitted by law from maturity until paid.  All sums called for, payable or to be paid hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein.

Prior to the March13, 2013, the Payee of this Note shall have the option, in his sole discretion, upon written notice to the Maker, to convert all or part of the principal balance and interest, but not the employer or employee taxes, of this Note into shares of common stock of Sun River Energy, Inc. at a price per share equal to $0.20 per share.  After the March 13, 2013, the Payee of this Note shall have the option, in his sole discretion, upon written notice to the Maker, to convert all or part of the principal balance and interest, but not the employer or employee taxes, of this Note into shares of common stock of Sun River Energy, Inc. at a price per share equal to 85% of the closing price per share on the date immediately preceding the date of the written notice.  Such written notice shall be hand delivered, mailed, faxed or sent electronically to Maker’s President and CEO, at its principal place of business,5646 Milton St., Suite 130, Dallas, Texas 75206.  Further, such notice shall contain a representation from Payee that Payee is acquiring the Shares for investment for the Payee’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  Upon receipt of such notice, Maker will instruct its transfer agent to issue shares of its common stock in accordance with the terms of this Note.  The Payee understands that the Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations made by Payee.  The Payee acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

If default is made in the payment of this Note at maturity (regardless of how its maturity may be brought about) or the same is placed in the hands of an attorney for collection, or if suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay the holder of this Note any and all attorney's fees, collection fees and expenses incurred in connection therewith.

A default exists under this Note if (1) Maker fails to timely pay or perform any obligation or covenant in this Note; (2) any warranty, covenant, or representation in this Note is materially false when made; (3) a voluntary bankruptcy or insolvency proceeding is commenced by Maker; (4) (a) an involuntary bankruptcy or insolvency proceeding is commenced against Maker and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; or (5) the Maker is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of the Maker..

Maker shall be given at least 30 days writtennotice of presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder and in proceeding against any of the rights and properties securing payment hereof, and agrees that its liability on this Note shall not be affected by any release of or change in any security for the payment of this Note.  All amounts payable under this Note shall be payable without relief from valuation and appraisement laws.

In the event of a default in the payment of any installment of either principal or interest or any other default as provided for herein, or in the performance of any agreement or covenant contained in this Note, the holder of this Note shall have the right and option to declare the unpaid balance of principal and accrued interest on this Note at once due and payable and to exercise any and all other rights and remedies he may have.  Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

All notices permitted hereunder shall be given to the addressee at the following address:

If to Payee:

Tom Schaefer
13137 Autumn Ash
Conroe, TX 77302
281-636-2078(phone)

If to Maker:

Sun River Energy, Inc.
Attention: Donal R. Schmidt, Jr.
5646 Milton St.
Suite 130
Dallas, Texas 75206
214-369-7300 (phone)
214-369-7301 (fax)

Allnotices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the addressee.  Any notice given in accordance herewith shall be effective upon receipt at the address of the addressee.  Each of Payee and Maker may change his/its address for notice by notice to the other in the manner set forth above.

It is expressly stipulated and agreed to be the intent of Maker and Payee to at all times comply with the usury and other laws applicable to this Note and any subsequent revisions, repeals, or judicial interpretations thereof, to the extent any of the same are applicable hereto.  If such laws are ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, or received with respect to the indebtedness evidenced by this Note, or if Payee's exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

All of the stipulations, promises and agreements in this Note made by or on behalf of Maker shall bind the successors and assigns of Maker, whether so expressed or not, and inure to the benefit of the successors and assigns of Maker and Payee.  Maker may not assign, pledge or otherwise transfer this Note, including by merger or other means, without the prior written consent of Payee.

This Note shall be governed by and construed in accordance with the laws of the State of Texas, without reference to the principles of conflicts of law that would direct the application of the laws of another jurisdiction.The parties agree that any legal action arising out of or in conjunction with this Note or any breach thereof shall only be brought and prosecuted in an appropriate court of competent jurisdiction within Dallas County, Texas.

EXECUTED on this 14th day of September, 2012 but effective as of September 13, 2012.

SUN RIVER ENERGY, INC.

By: ______________________

Name: Donal R. Schmidt, Jr.

Title: President & CEO

AGREED AND ACCEPTED on this 17 day of September, 2012.

TOM SCHAEFER

By: ______________________

Tom Schaefer, Individual

Page | 4